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                                                                   Exhibit 23.10

The Board of Directors
StjarnTVnotet AB:


We hereby consent to the use in this Registration Statement of United Pan-Europe Communications N.V. on Form S-1 of our report dated September 17, 1999, relating to the Reconciliation of Significant Differences between US and Swedish Generally Accepted Accounting Principles of Singapore Telecom International Svenska AB, which appear in such Registration Statement, we also consent to the references to us under the heading "Experts" in such Registration Statement.


Stockholm, Sweden
September 22, 1999
PricewaterhouseCoopers